EXHIBIT 99.1

News from Great Lakes Dredge & Dock Corporation For further information contact: Mary Morrissey, Investor Relations 630-574-3467

Great Lakes Selects Lasse Petterson as CEO
and Appoints him to its Board of Directors

Oak Brook, Illinois – The Board of Directors (the “Board”) of Great Lakes Dredge & Dock Corporation (“Great Lakes”) (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of environmental and remediation services, announced today the selection of Lasse Petterson as CEO and his appointment to the Company’s Board of Directors.

Chairman of the Board Michael J. Walsh said, “After a thorough and comprehensive search process, I am confident that the Board identified the right candidate to lead this Company.  With a wealth of experience in the engineering, construction and maritime industries, as well as extensive executive management and operational skills, we believe Lasse is ideally suited for this position and will enhance value for shareholders.”

Walsh added, “We are extremely pleased to have Lasse join our Board as part of the 2018 director class. His impressive background, reputation and character make him an excellent addition, and he will be a valuable asset to the Company as it executes its strategy.”

Mr. Petterson will join the Board immediately and assume the role of Chief Executive Officer once his application for U.S. citizenship, as required by the Jones Act, is finalized, which we expect to occur in Q1 2017.  During this time, Lasse and current CEO Jonathan Berger will be working closely to ensure a seamless transition.

Mr. Petterson’s 35-year career and extensive experience in the engineering, construction and maritime industries will be valuable to Great Lakes.  Over the tenure of his career, he gained considerable international experience while working and living in Norway, Asia and the United Kingdom to oversee operations and major projects in Australia, Middle East and South America.  Most recently, Mr. Petterson served as a private consultant to clients in the Oil & Gas sector.  Mr. Petterson served as Chief Operating Officer (COO) and Executive Vice President at Chicago Bridge and Iron (CB&I) from 2009 to 2013.  Reporting directly to the CEO, he was responsible for all of CB&I's engineering, procurement and construction project operations and sales.

Prior to CB&I, Mr. Petterson was CEO of Gearbulk, Ltd., a privately held company that owns and operates one of the largest fleets of gantry craned open hatch bulk vessels in the world.  He was also President and COO of AMEC Americas, a subsidiary of AMEC plc, a British multinational consulting, engineering and project management company.  Prior to joining AMEC, Mr. Petterson served in various executive and operational positions for Aker Maritime, Inc., the deepwater division of Aker Maritime ASA of Norway over the course of 20 years.  He spent the first nine years of his career in various positions at Norwegian Contractors, an offshore oil & gas platform contractor.  Mr. Petterson holds both master's and bachelor's degrees from the Norwegian University of Technology.

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and remediation services on land and water.  The Company employs civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 126-year history, the Company has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements in this release include statements relating to our expectation that Mr. Petterson will become CEO. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future events. There can be no guarantee that unexpected obstacles will not prevent Mr. Petterson from obtaining U.S. citizenship and if he does not obtain such citizenship he will not be eligible to become our CEO.

Although Great Lakes believes that its plans, intentions and expectations reflected in this press release are reasonable, actual events could differ materially. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Source: Great Lakes Dredge & Dock Corporation

GLDD CORP

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